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                                                                 EXHIBIT (18)(b)

                       CERTIFICATE OF ASSISTANT SECRETARY

                      STATE STREET RESEARCH CAPITAL TRUST
                      STATE STREET RESEARCH EQUITY TRUST
                     STATE STREET RESEARCH EXCHANGE TRUST
                    STATE STREET RESEARCH FINANCIAL TRUST
                      STATE STREET RESEARCH GROWTH TRUST
                      STATE STREET RESEARCH INCOME TRUST
                 STATE STREET RESEARCH MASTER INVESTMENT TRUST
                   STATE STREET RESEARCH MONEY MARKET TRUST
                    STATE STREET RESEARCH SECURITIES TRUST
                    STATE STREET RESEARCH TAX-EXEMPT TRUST

     I, Terrence J. Cullen, a duly elected Assistant Secretary of each of the above-listed Trusts, do hereby certify that the following is a true, correct and complete statement of a vote duly adopted by the Trustees of said Trust on February 6, 2002:

           "VOTED:     That Francis J. McNamara, III, Terrence J. Cullen and Amy
            -----      L. Simmons be, and each hereby is, authorized and
                       empowered, for and on behalf of the Trust, its principal financial and accounting officer, and in their name, to execute, and file a Power of Attorney relating to, the Trust's Registration Statements under the Investment
                       Company Act of 1940 and/or the Securities Act of 1933, and amendments thereto, the execution and delivery of such Power of Attorney, Registration Statements and amendments thereto, to constitute conclusive proof of such authorization."

     I further certify that said vote has not been amended or revoked and the same is now in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of May, 2002.



                                                    /s/ Terrence J. Cullen
                                                    ----------------------
                                                    Assistant Secretary